As filed with the Securities and Exchange Commission on December 6, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

(Exact name of issuer as specified in its charter)

Delaware	80-0551965
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

160 Broadway, 13th Floor New York, NY	10038
(Address of Principal Executive Offices)	(Zip code)

The Corporate Resource Services, Inc. Employee Stock Purchase Plan

(Full title of the plan)

Michael J. Golde, Chief Financial Officer

160 Broadway, 13th Floor

New York, New York 10038

Tel: (646) 443-2380

(Name, address and telephone number, including area code, of agent for service)

Copies of communications to:

Steven J. Glusband, Esq.

Jayun Koo, Esq.

Carter Ledyard & Milburn LLP

2 Wall Street

New York, NY 10005

Tel: (212) 238-8605

Fax: (212) 732-3232

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered[1]	Proposed maximum offering price per share	Proposed maximum aggregate offering price[2]	Amount of registration fee
Common Stock, par value $0.0001 per share	3,000,000	$2.54	$7,620,000	$981.46

[1]	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under The Corporate Resource Services, Inc. Employee Stock Purchase Plan (the “Plan”) as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.
[2]	Estimated pursuant to Rule 457(h) and Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee, and based upon the $2.54 per share average of the high and low sales price of the Common Stock on the NASDAQ Capital Market on December 3, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Form S-8 Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents filed by the registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(a) The registrant’s latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”);

(b) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report on Form 10-K referred to in paragraph (a) above; and

(c) The description of the registrant’s Common Stock, contained in the definitive proxy statement on Schedule 14A filed October 8, 2013 (001-36060).

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the filing of the annual report on Form 10-K referred to in paragraph (a) above and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other contemporaneously or subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may read and copy registration statements, reports, proxy statements and other information filed by Corporate Resource Services, Inc. at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC for further information about its public reference room at 1-800-732-0330. Such material is also available at the SEC’s website at http://www.sec.gov.

EXPERTS

The consolidated financial statements of Corporate Resource Services, Inc. as of September 28, 2012, and for the year then ended have been incorporated by reference herein in reliance upon the reports of Rosen Seymour Shapss Martin & Company LLP (“RSSM”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

To the extent that RSSM audits and reports on financial statements of Corporate Resource Services, Inc. issued at future dates, and consents to the use of its report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon its report and said authority.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Article VI of the Restated Certificate of Incorporation of Corporate Resource Services, Inc. (“Article VI”), a Delaware Corporation (the “Company”), provides that the Company will indemnify its directors to the fullest extent permitted by the General Corporation Law of the State of Delaware (“GCLD”), as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or amendment of Article VI by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any limitation on the personal liability of any director of the Corporation at the time of such repeal or amendment.

Article VII of the Restated Certificate of Incorporation of the Company (“Article VII”) indemnifies any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding (whether or not by or in the right of the Company), by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, nonprofit entity, employee benefit plan or other enterprise, against all judgments, penalties (including excise and similar taxes), fines, settlements and expenses (including attorneys’ fees and court costs) actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted by any applicable law, and such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to Article VII.

The right to indemnification under Article VII shall be a contractual right and shall include, with respect to directors and officers, the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its disposition; provided, however, that, if the GCLD requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Article VII or otherwise. The Company may, by action of its board of directors, pay such expenses incurred by employees and agents of the Company upon such terms as the board of directors deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. Any repeal or amendment of Article VII by the stockholders of the Company or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and not adversely affect the indemnification of any person who may be indemnified at the time of such repeal or amendment.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of the registration Statement:

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of Corporate Resource Services, Inc. incorporated herein by reference to Annex A to registrant’s definitive proxy statement on Schedule 14A filed October 8, 2013 (001-36060).

4.2	Amended and Restated By-Laws of Corporate Resource Services, Inc., as amended and restated on January 3, 2012 incorporated herein by reference to Exhibit 3.1 to Form 8-K of the Registrant dated January 3, 2012 and further amended and restated on Form 8-K dated January 14, 2013, as Exhibit 3.1 to

Form 8-K dated February 12, 2013 and as Exhibit 99.1 of Form 8-K dated April 1, 2013 and incorporate herein by reference (001-36060).

4.3	Corporate Resource Services, Inc. Employee Stock Purchase Plan of 2013, incorporated herein by reference to Annex C to registrant’s definitive proxy statement on Schedule 14A filed October 8, 2013 (001-36060).

5.1	Opinion of Carter Ledyard & Milburn LLP.*

23.1	Consent of Carter Ledyard & Milburn LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).*

23.2	Consent of Rosen Seymour Shapss Martin & Company LLP*

*	Filed herewith.

Item 9.	Undertakings.

(a) Rule 415 offering.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “1933 Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”) that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings incorporating subsequent Exchange Act Documents by Reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Filing of Registration Statement on Form S-8.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 6, 2013.

Corporate Resource Services, Inc.

By:	/s/ John P. Messina, Sr.
John P. Messina, Sr.
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John P. Messina, Sr.	President, Chief Executive Officer and Chairman	December 6, 2013
John P. Messina, Sr.	(Principal Executive Officer)

/s/ Michael J. Golde	Chief Financial and Accounting Officer	December 6, 2013
Michael J. Golde	(Principal Financial Officer)

/s/ James Altucher	Director	December 6, 2013
James Altucher

/s/ Karen Amato	Director	December 6, 2013
Karen Amato

/s/ Joseph Cassera	Director	December 6, 2013
Joseph Cassera

/s/ Robert Cassera	Director	December 6, 2013
Robert Cassera

/s/ Thomas J. Clarke, Jr.	Director	December 6, 2013
Thomas J. Clarke, Jr.

/s/ James Foley	Director	December 6, 2013
James Foley

/s/ Larry Melby	Director	December 6, 2013
Larry Melby

Exhibit Index

(Pursuant to Item 601 of Regulation S-K)

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of Corporate Resource Services, Inc. incorporated herein by reference to Annex A to registrant’s definitive proxy statement on Schedule 14A filed October 8, 2013 (001-36060).

4.2	Amended and Restated By-Laws of Corporate Resource Services, Inc., as amended and restated on January 3, 2012 incorporated herein by reference to Exhibit 3.1 to Form 8-K of the Registrant dated January 3, 2012 and further amended and restated on Form 8-K dated January 14, 2013, as Exhibit 3.1 to Form 8-K dated February 12, 2013 and as Exhibit 99.1 of Form 8-K dated April 1, 2013 and incorporate herein by reference (001-36060).

4.3	Corporate Resource Services, Inc. Employee Stock Purchase Plan of 2013, incorporated herein by reference to Annex C to registrant’s definitive proxy statement on Schedule 14A filed October 8, 2013 (001-36060).

5.1	Opinion of Carter Ledyard & Milburn LLP.*

23.1	Consent of Carter Ledyard & Milburn LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).*

23.2	Consent of Rosen Seymour Shapss Martin & Company LLP*

*	Filed herewith.